Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 14, 2020, relating to the balance sheet of AEA-Bridges Impact Corp. as of July 31, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 29, 2020 (inception) through July 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 14, 2020